UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0181725
(State of incorporation or organization)	(IRS Employer Identification No.)

Innospec Manufacturing Park Ellesmere Port, Cheshire, UK	CH65 4HF
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of Class)

Preferred Stock Purchase Rights

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.01 per share, of Innospec Inc. (the “Company”) and the preferred stock purchase rights with respect to the common stock to be registered hereunder is contained under the caption “Description of Company Capital Stock” in the Form 10 originally filed by the Company with the Securities and Exchange Commission on April 10, 1998, including exhibits and as amended, which is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Innospec Inc. (1)

3.2	Amended and Restated By-Laws of Innospec Inc. (1)

4.3	Form of Common Stock Certificate (2)

4.3	Rights Agreement between the Registrant and First Chicago Trust Company of New York, as Rights Agent. (2)

4.4	Amendment No.1 to the Rights Agreement between the Registrant and the Rights Agent dated July 21, 2000, (3)

4.5	Certificate of Designations, Rights and Preferences of Series A Junior Participating Preferred Stock of the Registrant. (2)

(1)	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (SEC File No. 1-13879).
(2)	Incorporated by reference from the Company’s Form 10, as amended (SEC File No. 1-13879).
(3)	Incorporated by reference from the Company’s Report on form 8-K dated July 21, 2000 (SEC File No. 1-13879).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 20, 2006	INNOSPEC INC.

	By:	/s/ Andrew Hartley
	Name:	Andrew Hartley
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Innospec Inc. (1)

3.2	Amended and Restated By-Laws of Innospec Inc. (1)

4.3	Form of Common Stock Certificate (2)

4.3	Rights Agreement between the Registrant and First Chicago Trust Company of New York, as Rights Agent. (2)

4.4	Amendment No.1 to the Rights Agreement between the Registrant and the Rights Agent dated July 21, 2000. (3)

4.5	Certificate of Designations, Rights and Preferences of Series A Junior Participating Preferred Stock of the Registrant. (2)

(1)	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (SEC File No. 1-13879).
(2)	Incorporated by reference from the Company’s Form 10, as amended (SEC File No. 1-13879).
(3)	Incorporated by reference from the Company’s Report on form 8-K dated July 21, 2000 (SEC File No. 1-13879).